CONTACTS:
Investors: Julie Loftus Trudell
Amerigroup Corporation
Senior Vice President, Investor Relations
(757) 321-3597
julie.trudell@amerigroup.com

News Media: Maureen C. McDonnell
Amerigroup Corporation
Vice President, External Communications
(757) 473-2731
maureen.mcdonnell@amerigroup.com

Amerigroup Announces Stockholder Approval
of Merger Agreement with WellPoint, Inc.

VIRGINIA BEACH, Va. (Tuesday, October 23, 2012) – Amerigroup Corporation (NYSE: AGP) announced that its stockholders voted at a special meeting of stockholders held earlier today to approve the adoption of the merger agreement, dated as of July 9, 2012, providing for the acquisition of Amerigroup by WellPoint, Inc.

Of the shares voting at today’s special meeting of stockholders, 99.94% voted in favor of the adoption of the merger agreement, which represented approximately 80% of Amerigroup’s total outstanding shares of common stock as of the August 27, 2012 record date. A quorum of approximately 80% of Amerigroup’s total outstanding shares of common stock as of the August 27, 2012 record date voted at the special meeting.

The closing of the Amerigroup and WellPoint merger is subject to certain regulatory approvals and customary closing conditions and is expected to occur during the fourth quarter of 2012.

About Amerigroup Corporation
Amerigroup, a Fortune 500 Company, coordinates services for individuals in publicly funded health care programs. Currently serving more than 2.7 million members in 13 states nationwide, Amerigroup expects to expand operations to its 14th state, Kansas, as a result of a previously awarded state contract. Amerigroup is dedicated to offering real solutions that improve health care access and quality for its members, while proactively working to reduce the overall cost of care to taxpayers. Amerigroup accepts all eligible people regardless of age, sex, race or disability. For more information, please visit www.amerigroup.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “should”, “estimates”, “intends”, “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies related to Amerigroup’s transaction with WellPoint; the risk that a condition to closing of the proposed transaction may not be satisfied; Amerigroup’s and WellPoint’s ability to consummate the merger; the failure by WellPoint to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; operating costs and business disruption may be greater than expected; the ability of Amerigroup to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Amerigroup and WellPoint operate, as detailed from time to time in each of Amerigroup’s and WellPoint’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in Amerigroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and Item 1.A in Amerigroup’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as amended. Amerigroup cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Amerigroup or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Amerigroup undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.